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                                                                 Exhibit 23(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Form S-3 (No. 33-53643) and to the Registration Statement (Form S-3) and related Prospectus of KeyCorp for the registration of a combined $900,000,000 of securities and to the incorporation by reference therein of our report dated January 18, 1995, except for Note 2, as to which the date is February 28, 1995, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP




Cleveland, Ohio
March 29, 1995